UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 6, 2009
MetLife, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification To Rights Of Security Holders.
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1: SEVENTH SUPPLEMENTAL INDENTURE
EX-99.1: SLIDE PRESENTATION

Item 3.03. Material Modification To Rights Of Security Holders.
On February 6, 2009, MetLife, Inc. (the “Company”) entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”), with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), supplementing the Subordinated Indenture (the “Subordinated Indenture”), dated as of June 21, 2005, between the Company and the Trustee (as successor in interest to J.P. Morgan Trust Company, National Association), and the Second Supplemental Indenture (the “Second Supplemental Indenture” and together with the Subordinated Indenture, the “Indenture”), dated as of June 21, 2005, between the Company and the Trustee (as successor in interest to J.P. Morgan Trust Company, National Association).
The Seventh Supplemental Indenture modifies the terms of the Company’s 4.91% Junior Subordinated Debt Securities, Series B, due 2040 (the “Series B Debentures”), which were issued in connection with the issuance in June 2005 of the Company’s 6.375% Common Equity Units (the “Units”). Each Unit initially consisted of a contract to purchase shares of the Company’s common stock in accordance with the terms of the Units, as well as a 1/80th or 1.25% undivided beneficial ownership interest in a Series A trust preferred security of MetLife Capital Trust II (“Trust II”) and a 1/80th or 1.25% undivided beneficial ownership interest in a Series B trust preferred security of MetLife Capital Trust III (“Trust III”). The sole assets of Trust II and Trust III consisted of the Company’s 4.82% Junior Subordinated Debt Securities, Series A, due 2039 and the Series B Debentures, respectively. In August 2008, Trust II was dissolved and the underlying debt securities distributed to the holders of Series A trust preferred securities of Trust II were remarketed.
On February 5, 2009, as permitted by the Amended and Restated Declaration of Trust of Trust III (the “Declaration”), the Company dissolved Trust III, and each of the Units thereafter included a 1/80th or 1.25% undivided beneficial interest in the Series B Debentures. The Company solicited and obtained the consent of a sufficient number of holders of the Units in their capacity as beneficial owners of the Series B trust preferred securities of Trust III to effect amendments to the Indenture to allow for a remarketing of the Series B Debentures in two or more tranches having different stated maturities, interest rates, denominations and interest payment rates. The Company and the Trustee entered into the Seventh Supplemental Indenture to implement those amendments and to cure certain ambiguities, defects or inconsistencies in the Indenture with respect to the Series B Debentures. The Seventh Supplemental Indenture provides that remarketing procedures set forth in the Declaration will apply to a remarketing of the Series B Debentures on behalf of the holders of Units, except that the interest rate reset cap set forth in the Declaration will not apply to the Series B Debentures to be remarketed on or about February 11, 2009, pursuant to the Remarketing Agreement between the Company and Citigroup Global Markets, Inc., as Remarketing Agent, and The Bank of New York Mellon Trust Company, N.A., not individually but solely as Purchase Contract Agent and as attorney-in-fact of the holders of Purchase Contracts (each as defined therein). The Seventh Supplemental Indenture also sets forth redemption provisions that will be applicable to the Series B Debentures and shortens the length of the period following which a default in the payment of interest will constitute an event of default, in each case, after a successful remarketing. A copy of the Seventh Supplemental Indenture is included as Exhibit 4.1 hereto, and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
The slide presentation attached hereto as Exhibit 99.1, and incorporated herein by reference, will be presented at the Sterne Agee Financial Services Symposium on February 9, 2009 and may be used by MetLife, Inc. in various other presentations to investors. The slide presentation is furnished and not filed pursuant to Instruction B.2 of Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

4.1	Seventh Supplemental Indenture dated as of February 6, 2009 to the Subordinated Indenture dated as of June 21, 2005 between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee.

99.1	Slide presentation presented at the Sterne Agee Financial Services Symposium on February 9, 2009. The slide presentation is furnished and not filed pursuant to Instruction B.2 of Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: February 9, 2009

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Seventh Supplemental Indenture dated as of February 6, 2009 to the Subordinated Indenture dated as of June 21, 2005 between MetLife, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as trustee.

99.1	Slide presentation presented at the Sterne Agee Financial Services Symposium on February 9, 2009.